                                                                    EXHIBIT 10.4

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                  FIRST ADDENDUM TO THE AGREEMENT OF COMMERCIAL
                                  COOPERATION

Through the present private instrument

         (a) MCDONALD'S COMERCIO DE ALIMENTOS LTDA., a corporation with its main place of business in the town of Barueri, State of Sao Paulo, at Alameda Amazonas n(0) 253, enrolled in the National Registry of Legal Entities under n(0) 42.591.651/0001-43, in this act represented pursuant to its Articles of Association, by its Director-President, Mr. Sergio Daniel Alonso, holder of Identity Card RG. n(0) 16322692N, enrolled in the National Taxpayers' Registry under n(0) 230.933.518-55, resident and domiciled in the town of Barueri, State of Sao Paulo, at Alameda Amazonas, n(0) 253, hereinafter simply called "MCDONALD'S", and on the other side,

         (b) AOL BRASIL LTDA., a corporation with its main place of business in the town of Santo Andre, at Avenida Industrial, n(0) 600, Centro Empresarial ABC Plaza, 2(0) andar, enrolled in the National Registry of Legal Entities under n(0) 03.032.579/0001-62, in this act represented pursuant to its Articles of Association, by its Director-President, Mr. Milton da Rocha Camargo, Brazilian, married, engineer, holder of Identity Card RG. n(0) 3.972.823 -RJ, enrolled in the National Taxpayers' Registry under n(0) 639.663.107-59, domiciled in this Capital of the State of Sao Paulo-SP- at Avenida Marginal do Rio Pinheiros, n(0) 5200, Edificio Philadelphia, 2(0) andar, hereinafter simply called "AOL"; and

WHEREAS the parties, on January 9, 2003, entered into a "Commercial Cooperation Agreement", for the purpose of implementing a project of digital inclusion, of MCDONALD'S initiative, through which several products and services will be offered to its clients (hereinafter simply called "AGREEMENT");

WHEREAS the parties intend to change some of the AGREEMENT'S provisions, due to the need to make several adjustments in the operational part of the PROJECT, which imposes some changes in the commercial agreement;

RESOLVED, the parties decide to make an addendum to the AGREEMENT, pursuant to the following clauses and conditions:

I-CHANGES DUE TO MODIFICATIONS MADE TO THE AOL SERVICE

1.1. The parties decide to replace the tool PARENTAL CONTROL, making available in its place the tool NET NANNY, licensed to AOL. Thus, the definition "PARENTAL

CONTROL" will be excluded from the AGREEMENT, and replaced with the following definition:

"NET NANNY: tool made available by AOL, to be used by MCDONALD'S, through which MCDONALD'S will be able to select and/or block access to sites or to any other content it considers improper and/or inadequate to be accessed in its TERMINALS";

1.2. Bearing in mind that the distribution of the CD-ROM for registration of new AOL accounts will no longer be necessary, clauses 2.5 and 4.11(iii) of the AGREEMENT shall hereupon state as follows:

         "2.5. - The parties shall make joint efforts towards gaining new subscribers for AOL pursuant to the terms rules of this agreement, including, but not limited to, demonstrations of the AOL SERVICE, the registering of new AOL accounts by the MCHOSTESSES in the TERMINALS, all of which is to be performed in the SPACES."

         "4.11.(III) - To make available, at its own expense, explanatory material comprising the necessary basic information for the configuration of AOL SERVICE access, as needed for the exclusive distribution to the clients who register new accounts in the RESTAURANTS. Such leaflets shall be requested by MCDONALD'S in advance, until the 10th (tenth) of each month, and will be delivered until the 25th (twenty-fifth) of the same month in a single distribution center indicated by MCDONALD'S."

1.3. Taking into account the creation of the AOL SERVICE'S new price plans, the Unlimited Special Plan and the Limited Special Plan are excluded from the AGREEMENT, and Clauses 3.6. and 3.6.1 of the AGREEMENT shall hereupon have the meaning mentioned hereinafter, and Clauses 3.6.2 and 3.6.2.1 shall be excluded, as well (with the automatic correction of other and possible remissions).

         "3.6. AOL, during the TERM of the agreement, shall offer MCDONALD'S clients, who have registered through PROMOCODES, discounts on the monthly fee for its price plans, as set forth on pursuant to the table below:


      AOLPRICE           DISCOUNT         AOL PRICE /MC                       PRESENT DESCRIPTION
      --------           --------         -------------                       -------------------
                                                      AOL TOTAL
      R$ 34,90             8,45%             R$ 31,95      AOL Total plan unlimited with technical support
      R$ 29,90             8,45%             R$ 27,37      AOL Total plan unlimited without technical support

                                                    AOL EXECUTIVE

      R$ 24,90             4,02%             R$ 23,90      AOL Executive plan unlimited with technical
                                                                     support

      R$ 19,90             5,02%             R$ 18,90      AOL Executive plan unlimited without technical
                                                                     support

                                                      AOL YOUTH

      R$ 24,90             4,02%             R$ 23,90      AOL Youth plan to youth unlimited with technical
                                                                     support



      R$ 19,90             5,02%             R$ 18,90      AOL Youth plan to youth unlimited without
                                                                      technical support

                                                      AOL LITE

      R$ 19,90             5,02%             R$ 18,90      AOL Lite unlimited with technical support

      R$ 14,90             6,72%             R$ 13,90      AOL Lite unlimited without technical support



         3.6.1. It is hereby agreed upon that AOL, at its own discretion, and responsibility, will be able to adjust its prices, discontinue or change any of the products mentioned above, but, the discount for AOL TOTAL or a new possible "premium" product shall be at least the percentage set forth in the above chart. If the other price plans and/or products are offered, the parties will discuss in good faith the possibility of offering discounts. Limited hour plans and AOL MAXX (broadband) will be offered to customers at market prices.

1.4. Likewise, Clause 3.6.3. of the AGREEMENT shall hereupon have the following meaning:

         "3.6.3. - The trial period, hereinafter simply called TRIAL for the plans established in 3.6, except for AOL MAXX (broadband), shall be one
         (1) month, beginning with the subscriber's registration to the AOL SERVICE, however (i) it may be decreased only if AOL establishes the same for its standard offers in the market, or (ii) it may be increased, at AOL'S discretion, up to two (2) months. As for AOL
         MAXX (broadband), there shall be no trial period, being assured that, in case this is occasionally offered to its clients, AOL shall also offer such benefit to the PROJECT".

1.5 Likewise, Clause 3.6.4. of the AGREEMENT shall hereupon have the following meaning:

         "3.6.4. For purposes of this agreement, it is hereby agreed upon that MCDONALD'S accepts and will guarantee that AOL TOTAL IS the standard offer plan, hereinafter simply called "default" for the offer of AOL SERVICE by the MCHOSTESSES in the TERMINALS. Other plans will only be offered after the offer of AOL TOTAL has been rejected by the subscriber or for retention by AOL customer service".

1.6. Taking into account the changes caused by blockage of content considered improper by MCDONALD'S, Clause 4.1 (iv) of the AGREEMENT, shall hereupon have the following meaning:

         "(IV) - To make itself expressly liable for any content hosted in AOL servers. For navigation purposes out of AOL servers ("world wide web"), AOL shall always make available to MCDONALD'S all the security tools it makes use of, aiming at offering MCDONALD'S the possibility of blocking the content it considers either improper or inadequate, being AOL, regarding this last assumption, exempt from liability for such contents, the same happening in case the subscriber manages to access such content through other means. MCDONALD'S acknowledges that, presently, the available tool for the aforementioned blockage is NET NANNY, the license of which shall be contracted for and paid by AOL, and that the blockage will depend on the options and configurations made by MCDONALD'S, at its own discretion, when using such tool.
         Thus, MCDONALD'S is exclusive liaBLE for making use of NET NANNY to block content that MCDONALD'S considers improper or inadequate".

1.7. Taking into consideration the changes in AOL Navigator, Clause 5.1 (xiii) of the AGREEMENT, shall hereupon have the following meaning:

         "(XIII) to guarantee the sole exclusive use of the Internet Explorer navigator ("IE") and/or of the "Hewlett-Packard" mini-navigator, in the TERMINALS, with AOL customization and with its previous approval, as the INTERNET navigation form, the use of any other access navigator to the INTERNET shall be prohibited".

II- CHANGES DUE TO NEW COMMERCIAL DEAL

2.1. For all purposes and effects, the ANNIVERSARY DATE, in the first year of the AGREEMENT, shall be March 31, 2004 and the subsequent ANNIVERSARY DATES shall be on the same date in the subsequent years.

2.2. The parties mutually agree that on March 31, 2004, no allocation of funds will be expected by AOL, pursuant to the terms of clause 6.2 of the AGREEMENT, and, due to the parties having set forth a new schedule, hereinafter mentioned, no adjustment of accounts will be carried out between the parties, or even any return or penalty on the part of MCDONALD'S will be expected, pursuANT to the terms of clause 6.1 and respective sub-items, 6.2 (definition of NI[Non-installed RESTAURANTS]) and respective sub-items, and 10.7, all of them in the AGREEMENT.

2.3. Taking into account the revised schedule, as well as the period of time from the AGREEMENT'S signature until the present daTE, it is hereby expressly agreed upon between the parties that MCDONALD's will not be subject to any penalty, by virtue of a possiBLE non-fulfillment of the schedule (RESTAURANTS and/or TERMINALS), there being, in such an assumption, just the deductions set forth in Chapter VI. Likewise, Clause 2.3.3 is hereby excluded, being established that Clause 10.3 of the AGREEMENT shall be immediately effective as of March 31, 2005.

2.4. For the purposes established in the AGREEMENT, the following definitions will be included in Clause 1:

MCHOSTESS (or MCHOSTESSES): sales promoters who will act as the PROJECT'S exclusive attendants, for the purposes of guiding AND helping customers, as well as demonstrating and selling the AOL SERVICE and the products and services of the other PARTNERS.

MCHOSTESS OF ONE'S OWN:  Type of MCHOSTESS, a MCDONALD'S employee; and

OUTSOURCED MCHOSTESS ; kind of MCHOSTESS, in this case an outsourced person, provided by a company specialized in temporary work, hired by MCDONALD'S, specially for the PROJECT'S purposes.

2.5. By virtue of the insertions set forth in 2.4 above, Clauses 4.2 (ii), 5.1(x) and 6.2.2 of the AGREEMENT shall hereupon have the following meaning:

         "4.2. (II). to take part in the MCHOSTESS training, at no extra cost for AOL, in form to be agreed upon, of mutual agreement by the parties, the training content being provided to MCDONALD'S for it to train its employees. AOL can request MCHOSTESSES' replacement, provided that it has fully justified reasons".

         "5.1. (IV). to hire and/or make available from its staff, and train a minimum number of MCHOSTESSES (OF ONE'S OWN OR OUTSOURCED), to work in all the RESTAURANTS, who will carry out the demonstration of the AOL service and answer questions, among other activities".

         "5.1. (X). to pay all the labor and social security expenses relating to its employees, sub-hired and outsourced parties, used for the PROJECT'S achievement, including, but not limited to the MCHOSTESSES OF ONE'S OWN, committing to exempt AOL FROM any liabilities and to defend it, in any suit, claim or procedure filed by its employees, sub-hired or any third parties bound to it, as well as to indemnify it for losses and damages, either direct or indirect, that may eventually incur by virtue of such suits, claims or procedures. In these situations, MCDONALD'S will indemnify AOL, and MCDONALD'S shall promptly request AOL'S withdrawal from the suit".

         "6.2.2. - Such allocation, of AOL'S responsibility, corresponds to a part of the estimated amount for the PROJECT'S annual maintenance, and the difference shall be allocated by the other PARTNERS, or, occasionally, by MCDONALD'S, at its own exclusive discretion, such amount should be used with no limitations, for the TERMINALS' maintenance, MCHOSTESSES' costs, FOR advertising campaigns and other expenditures, already incurred or to happen in the future, related to the PROJECT".

2.5.1. For purposes of the provisions in 5.1.(iv), as modified above, it is hereby agreed upon that the minimum number of MCHOSTESSES shall be as established in 2.6 and 2.9 below.

2.6. MCDONALD'S shall hire and train, at its own expense, beginning March
31, 2004, for an initial term of one (1) year beginning On that date, through a specialized agency, a minimum of three hundred (300) OUTSOURCED MCHOSTESSES, who will work in three hundred (300) RESTAURANTS of MCDONALD'S ownership (not franchisees), on a basis of six (6) days per week, eight (8) hours per day, subject To the following terms:

         (a)      - The rest day shall not be on Fridays, Saturdays and Sundays.

         (b) - The maximum average payment per sales promoter, working on the terms set forth above, shall not surpass one thousand and one hundred REALS (R$ 1.100,00), including salary, benefits (direct or indirect), such as transportation and food bonuses, and the labor, social security and fiscal duties levied on such payment;

         (c) The term set forth in the "recital" can be postponed, as necessary, provided that there is no availability of personnel through the verified specialized agencies and that MCDONALD'S has immediately diligently started the hiring procedure; and

         (d) MCDONALD'S shall use its best efforts to hire an initial number of up to one hundred (100) of such promoters, on the basis aforementioned, prior to March 31, 2004.

2.7. The Acquired Accounts' target for the group of three hundred (300) OUTSOURCED MCHOSTESSES shall be [**] [(**)], that is, an average of [**] ACQUIRED ACCOUNTS per work day by OUTSOURCED MCHOSTESSES, for the term comprised between the first and the second ANNIVERSARY DATE.

2.8. AOL will be entitled to take part, at no extra cost, (a) in the negotiation of the operational conditions for hiring the three hundred (300) OUTSOURCED HOSTESSES, (b) in their training program, (c) in the supervision of the OUTSOURCED MCHOSTESSES during all the hiring period, and in the duty to start different PROMOCODES for each OUTSOURCED HOSTESS, so as to be able to monitor their sales, those of the HOSTESSES OF ONE'S OWN and of any other promotions.

2.9. Besides the OUTSOURCED MCHOSTESSES, MCDONALD'S shall train and keep, pursuant to the terms of clause 5.1(iv) of the AGREEMENT, one (1) or more MCHOSTESSES OF ONE'S OWN per RESTAURANT (which does not have OUTSOURCED HOSTESSES), on a basis of seven (7) days PER week, eight (8) hours per day (with the possibility of hiring two of them, each one working four hours) who shall dedicate themselves exclusively to the PROJECT'S activities.

2.10. Except for the franchised RESTAURANTS, the total number and location of which can be requested by AOL at any time, while the AGREEMENT is in force, AOL shall be entitled, at no extra cost, to take part in the MCHOSTESSES' training and supervision, during ALL the term of the AGREEMENT.

2.11. For all the purposes of the AGREEMENT, the parties accept a new schedule, as described below, in replacement of the schedule set forth in Exhibit II of the AGREEMENT.

                                Installed Restaurant
        Month of 2004                  Target                      Total
        -------------                  ------                      -----
          March 31                       300                        300

          April 30                       50                         350

           May 31                        50                         400

           June 30                       50                         450

           July 31                       50                         500

          August 31                      50                         550

2.12. On August 31, 2004, the number of effectively installed restaurants will be measured. In case this number is lower than 550, MCDONALD'S shall pay AOL, by September 30, 2004, the amount of "X", according to the following formula:

X= R$ 10,666.66 x NI (not installed)

In full: "X" = ten thousand, six hundred and sixty REALS and sixty-six cents (R$ 10, 6666,66) multiplied by the number of non-installed restaurants (the number of non-installed restaurants is the difference between 550 and the number of RESTAURANTS effectively installed).

2.13. Only on the second ANNIVERSARY DATE, that is, on March 31, 2005, for the effects of Clause 6.2 of the AGREEMENT, and the parties agree only if MCDONALD'S reaches the minimum number of [**] ([**]) ACQUIRED ACCOUNTS, by that date, independent of the number of effectively installed RESTAURANTS, will the parties agree that the maintenance amount to be allocated will be according to the calculation of "N", changed as described below and limited to R$ 3,616,000.00, without "I":

N = R$ 2.784.000,00 +  (ACQUIRED ACCOUNTS- [**]) x 416
                                                   ---
                                                   50

Sole paragraph: In case the minimum number of [**] ACQUIRED ACCOUNTS is not reached, the formula set forth in the AGREEMENT'S Clause 6.2 and particularly in its sub-items, shall prevail, including, but not limited to, the payment date established in 6.2.3.

2.14. The parties agree that the ACQUISITION TARGETS shall be, as set forth in the table below:

                 Minimum Amount of N (R$)        Acquisition Targets        Maximum Amount of N (R$)
                 ------------------------        -------------------        ------------------------

YEAR 1                R$   0,00                          [**]                    R$   0,00

YEAR 2                R$ 2.784.000,00                    [**]                    R$ 3.616.000,00

YEAR 3                R$ 2.304.000,00                    [**]                    R$ 4.096.000,00

YEAR 4                R$ 1.984.000,00                    [**]                    R$ 4.416.000,00

YEAR 5                R$ 1.984.000,00                    [**]                    R$ 4.416.000,00

TOTAL                                                    [**]



2.15. It is hereupon agreed between the parties that all that has been established in 2.12, 2.13 and 2.14 hereinbefore, shall undergo re-adjustment as set forth in Clause 6.4 of the AGREEMENT, as of the date it was entered into, that is, January 09, 2003.

2.16. For all purposes and effects, the parties agree that what has been set forth in 2.2 above, only applies to the first ANNIVERSARY DATE. Thus, as of and including March 31, 2005, all the contractual terms and conditions shall be effective, including, without limitation, allocations and refunds (Clause 6 of the AGREEMENT), except for what has been set forth in 2.3 above and in what has been changed by this addendum.

2.17. AOL will be entitled to take part, at no extra cost, according to terms to be mutually agreed between the parties, in the campaign entitled "Animal Ark", which will involve the minimum distribution of 3.5 million leaflets, exclusively paid for by MCDONALD'S, and which will be released from March to May of 2004.

2.18. MCDONALD'S shall include AOL, as an active participant, under terms and conditions to be mutually agreed upon, in at least ONE (1) nationwide promotional campaign in 2004 (besides the one set forth in 2.17 above) and two
(2) nationwide promotional campaigns in 2005.

2.19. The parties agree that MCDONALD'S shall increase the visibility and exposure level of the AOL brands in the SPACES, so as TO guarantee the visibility of such brands from several angles inside the RESTAURANT, in form to be mutually agreed upon, under the same terms and conditions of the other PARTNERS, and in accordance with what has been agreed upon by the OPERATIONAL COMMITTEE.

2.20. MCDONALD'S shall request a proposal from AOL to participate in online advertising campaignS.

2.21. In the event that the ACQUIRED ACCOUNTS target for the group of three hundred (300) OUTSOURCED MCHOSTESSES, at any time during the period from the first to the second ANNIVERSARY DATES, in averages below [**] ACQUIRED ACCOUNTS, per work day by the OUTSOURCED MCHOSTESSES, MCDONALD'S can at its own discretion, offer the AOL SERVICE, in the maximum of two (2) campaigns, in the manner belOW, limited to one month per campaign.

         (a) The offer of an additional trial month to clients, in exchange for the payment by AOL, pursuant to Clause 6.6 of the AGREEMENT. In this case, which shall be set forth by PROMOCODES, a new account will be considered a new ACQUIRED ACCOUNT, subsequent to the payment, by the subscriber, of the first monthly payment after the end of the trial period and/or,

         (b) The offer of a fifty-per cent (50%) discount for the first three (3) months without a trial period to the subscriber. In this case and only in this case, which will be established by PROMOCODES, a new account shall be considered an ACQUIRED ACCOUNT, after the payment of the first two monthly payments by the client. Still in such a case, MCDONALD'S will receive the thIRD monthly payment, once it is paid, for the purposes of Clause 6.6 (a), (b) and (c) of the AGREEMENT.

III. THE EFFECTIVELY INSTALLED RESTAURANTS

3.1. For the purposes of the AGREEMENT, a RESTAURANT is considered effectively installed ("EFFECTIVELY INSTALLED RESTAURANT") when it cumulatively fulfills the following requirements:

         (i) Has all the respective TERMINALS installed and in operation, under the terms of the SLA (item 1);

         (ii) Has all its connectivity installed and in operation, under the terms of the SLA (items 2 and 3), that is, able to perform the PROMOCODES registration;

         (iii) Has hired all of the MCHOSTESSES team, having duly trained them and having them ready for the immediate commencement of activities, pursuant to the terms of Clause 5.1 (v) of the AGREEMENT; and

         (iv) Has AOL'S level of exposure, pursuant to the terms of Clause 5.1(i) and 5.1 (ix) of the AGREEMENT.

3.2. For the purposes set forth in 3.1(i) above, the parties agree that the TERMINALS under maintenance can be counted for the purposes of the AGREEMENT, provided that:

         (i)      they had been in operation at the moment of installation;

         (ii) the total number of TERMINALS in maintenance at the time of the report mentioned in 3.4(A) below, does not exceed 8,3% of the total TERMINALS and, in accordance with the provisions of Clause 5.1(iii) of the AGREEMENT.

3.3. For the purposes of 3.1 (ii) above, "connectivity" is considered the physical linking means between the RESTAURANT, from its router, and the respective telecommunications company, making this RESTAURANT'S access available to the

INTERNET dedicated to THE PROJECT. In case the connectivity used by the TERMINALS is shared by the RESTAURANT for it to communicate with the other RESTAURANTS or with MCDONALD'S, it shall guarantee that a minimum of 64 kbps are exclusively dedicated to the TERMINALS.

3.4. Calculation of the number of "EFFECTIVELY INSTALLED RESTAURANTS" shall be performed in the following manner:

         (A) - MCDONALD'S shall send a monthly report to AOL, by the tenth business day of the subsequent month, containing:

                  (i) The number of installed, operating TERMINALS per RESTAURANT, with the respective installation date, as well as the number of TERMINALS under maintenance and the respective dates;

                  (ii) The number of EFFECTIVELY INSTALLED RESTAURANTS, comprising (1) the RESTAURANT'S name, (2) its full address, (3) type OF installed link and the date of the RESTAURANT installation, (4) MCHOSTESS'S name and Identity Card number AND (5) list of the promotional material and the date of its arrival at the RESTAURANT.

         (B) AOL shall state its acceptance of the presented numbers, within ten business days, and, in the event it does not agree with the numbers, it shall send the reason for such disagreement in writing. AOL will verify the data established in 3.4(A) (i) above with its database and will only consider, as being installed and in operation, those TERMINALS that had accessed the AOL SERVICE, after the date stated by MCDONALD'S.

         (C) In case of disagreement, the parties shall submit the results to an independent auditing company of mutual choice, which will be appointed by the parties within ten business days and which shall, based on the criteria defined above for "EFFECTIVELY INSTALLED RESTAURANTS", issue a report containing the information set forth in (A) (i) and (A) (ii), within the fifteen business days.

3.5. The parties also agree that the costs of the auditing containd in 3.(C) above, will be equally shared by them, and that the report issued by the chosen company will be definitive and will bind the parties.

4. This addendum shall be in force on the date of its signature, and its Chapter I regulates the PROJECT as of its launching.

5. All the other clauses and conditions of the AGREEMENT remain in full force, as they were originally agreed upon, to the extent that they do not contradict what has been set forth in the present private instrument of addendum.

IN WITNESS WHEREOF, the parties enter into the present instrument in two (2) counterparts of equal form and content, each one to be considered as original, in the presence of the two undersigned witnesses.



Sao Paulo,  March 24, 2004.


/s/ Sergio Daniel Alonso
------------------------------------------
MCDONALD'S COMERCIO DE ALIMENTOS LTDA.



/s/ Milton da Rocha Camargo
------------------------------------------
AOL BRASIL LTDA.



WITNESSES:



/s/ Eduardo V. Mortari, Jr.
------------------------------------------
EDUARDO V. MORTARI, JR.




/s/ Marise Barroso
------------------------------------------
MARISE BARROSO